UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

360 Funds

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4300 Shawnee Mission Parkway, Suite 100, Fairway, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share of: Copper Place Global Dividend Growth ETF	NYSE Arca, Inc.	87-4829908

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-123290

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Copper Place Global Dividend Growth ETF, a series of 360 Funds (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 183 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123290; 811-21726) filed on July 26, 2024, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits
1.	The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123290; 811-21726), as filed with the Securities and Exchange Commission on March 14, 2005.
2.	The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123290; 811-21726), as filed with the Securities and Exchange Commission on March 14, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SP Funds Trust

Date: August 1, 2024	By:	/s/ Randall K. Linscott
Randall K. Linscott
Trustee, President and Principal Executive Officer